Kal Energy Inc. (formerly Patriarch Inc.) and Subsidiary

Pro Forma Condensed Combined Balance Sheets

November 30, 2006

(unaudited)

	KAL Energy Inc.	Thatcher Mining Pte. Ltd.		Pro Forma Adjustments	Pro Forma Condensed Combined
Current Assets
Cash	$ 11,123	$ 94,368	2	$ 3,423,000	$ 3,528,491
Loan receivable	90,000		1	(90,000)	-
Note receivable	14,000				14,000
Total Current Assets	115,123	94,368		3,333,000	3,542,491
Total Assets	$ 115,123	$ 94,368		$ 3,333,000	$ 3,542,491

Current Liabilities
Accounts payable and accrued liabilities	$ 12,946	$ 161,961		$ -	$ 174,637
Loan payable		110,969	1	(90,000)	20,969
Due to shareholder	42,820				42,820
	55,766	272,660		(90,000)	238,426
Stockholders’ Deficiency
Common Stock	1,184		2	1,712	3,696
			3	800
Share Capital		5	3	(5)	-
Additional paid-in-capital	151,381		2	3,421,289	3,572,670
			3	(795)
Deficit accumulated during exploration stage	(93,208)	(178,297)			(272,300)
Total Stockholder’s Deficiency	59,357	(178,292)		3,423,000	3,304,065
Total Liabilities and Stockholders’ Deficiency	$ 115,123	94,368		$ 3,333,000	$ 3,542,491

See notes to pro forma condensed combined financial statements.

Kal Energy Inc. (formerly Patriarch Inc.) and Subsidiary

Pro Forma Condensed Combined Statements of Operations

For The Six Month Period Ended November 30, 2006

(unaudited)

	KAL Energy Inc.	Thatcher Mining Pte. Ltd.		Pro Forma Adjustments	Pro Forma Condensed Combined
Expenses
Bank charges	$ 196	$ 58		$ -	$ 254
Consulting fees		25,576			25,576
Exploration expenditures		270,829			270,829
Professional fees	14,977				14,977
Transfer agent fees	364				364
Total Operating Expenses	15,537	296,523		-	312,060
Net Loss For The Period	$ (15,537)	$ (296,523)		$ -	$ (312,060)
Net Loss Per Share, basic and diluted	$ 0.00	$ (37,065.38)		N/A	$ 0.00
Weighted Average Number of Common Shares Outstanding, basic and diluted	47,375,272	8	2 3	17,115,000 32,000,000	96,490,272

See notes to pro forma condensed combined financial statements.

Kal Energy Inc. (formerly Patriarch Inc.) and Subsidiary

Notes to Pro Forma Condensed Combined Financial Statements

For The Six Month Period Ended November 30, 2006

(unaudited)

Note 1: Basis of Presentation

On January 23, 2007, Kal Energy, Inc. (“KAL”), (formerly Patriarch, Inc.) acquired 100% of the issued and outstanding share capital of Thatcher Mining Pte. Ltd. ("Thatcher") in exchange for 32,000,000 newly issued shares of KAL common stock (the "Reorganization").  In connection with the Reorganization, KAL accepted subscriptions for a total of 17,615,000 shares of common stock at a price of $0.20 per share (together with the Reorganization, the "Transaction").

Prior to the Transaction, KAL had 47,375,272 shares of common stock issued and outstanding. After the Transaction, KAL had 96,490,272 shares of common stock outstanding and the former shareholders of KAL owned 49.10% of the issued and outstanding shares. Accordingly, KAL is considered the acquirer for accounting purposes.

The unaudited pro forma condensed combined balance sheet gives effect to the Transaction as if it had occurred on November 30, 2006. The unaudited pro forma condensed combined statement of operations gives effect to the Transaction as if it had occurred on June 1, 2006. Thatcher was incorporated on June 8, 2006, thus all results of operations prior to June 1, 2006 are solely the results of KAL, and are reflected in the audited financial statements in section 99.1 of the form 8-K.  The pro forma adjustments are based on certain assumptions that management believes are reasonable under the circumstances.

 The pro forma information is not necessarily indicative of the results that would have been reported had the Transaction actually occurred on the date specified, nor is it intended to project results of operations or financial position for any future period or date.

Note 2: Pro Forma Adjustments

 The following pro forma adjustments have been included in the pro forma financial statements:

1. To reflect the cancellation of the loan payable by Thatcher Mining to Kal Energy Inc.  The loan amount was $90,000 at the time of the balance sheet.

2. To reflect the sale of 17,115,000 shares of KAL Energy Inc. common stock at a price of $0.20 per share, events were conditional upon the occurrence of the Reorganization. Net proceeds were $3,423,000.  KAL had already closed on $100,000 and reflected the change in capital in their November 30, 2006 financial statements

  2. To reflect the exchange of Thatcher Share Capital for Kal Energy common stock loss on the date of closing.  Eight shares of Thatcher were converted into 32,000,000 common shares.